Exhibit 10.3

AUTODESK, INC.

2012 EMPLOYEE STOCK PLAN

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

(Settled in Shares)

1. Grant. The Company hereby grants to the Employee (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) under the 2012 Employee Stock Plan (the “Plan”) the number of Restricted Stock Units indicated on the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. When shares of the Company’s Common Stock (“Shares”) are issued to Participant in settlement of the Restricted Stock Units, par value shall be deemed paid by Participant for each Restricted Stock Unit by past services rendered by Participant, and shall be subject to the appropriate tax withholdings. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2. Company’s Obligation to Settle. Unless and until the Restricted Stock Units shall have vested in the manner set forth in paragraphs 3 or 4 of this Agreement or Section 13 of the Plan, Participant shall have no right to settlement of any such Restricted Stock Units. Prior to actual settlement of any vested Restricted Stock Units, such Restricted Stock Units shall represent an unsecured obligation of the Company. Settlement of any vested Restricted Stock Units will be made in whole Shares only.

3. Vesting Schedule. Except as provided in paragraph 4 of this Agreement and Section 13 of the Plan, and subject to paragraph 5 of this Agreement, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition shall vest in accordance with the provisions of this Agreement only if Participant is an Employee from the Date of Grant until the date such vesting occurs.

4. Administrator Discretion. Except to the extent doing so would result in the imposition of additional taxes under Section 409A of the Code, the Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, the balance, or such lesser portion of the balance as applicable, of the Restricted Stock Units shall be considered as having vested as of the date specified by the Administrator. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of any portion of the balance of the Restricted Stock Units is accelerated in connection with Participant’s “separation from service” within the meaning of Section 409A of the Code (as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of such termination and (y) the settlement of such accelerated Restricted Stock Units shall result in the imposition of additional tax under Section 409A of the Code if issued to Participant on or within the six (6) month period following Participant’s termination as an Employee, then the settlement of such accelerated Restricted Stock Units shall not be made until the earlier of (A) six (6) months and one (1) day following the date of Participant’s termination as an Employee or (B) Participant’s death. It is the intent of this Agreement to comply with or be exempt from the requirements of Section 409A of the Code so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder shall be subject to the additional tax imposed under Section 409A of the Code, and any ambiguities herein shall be interpreted to so comply.

5. Forfeiture upon Termination of Status as an Employee.

(a) Subject to Section 7 and Section 5(b), the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as an Employee for any or no reason shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any Shares hereunder shall immediately terminate.

(b) Notwithstanding Section 5(a), if Participant is subject to the Company’s Executive Change in Control Program on his or her Termination Date (defined below), upon any termination without Cause (defined below) or for Good Reason (defined below) following a Change of Control (defined below), unvested Restricted Stock Units with vesting schedules subject only to Participant’s continuous service as an Employee (“Time-Based RSUs”) shall vest in full as of such termination, and unvested Restricted Stock Units which are not Time-Based RSUs (“Performance-Based RSUs”) shall vest at the “target” level set forth in the Notice of Grant as of such termination. For purposes of this Section 5(b), “Cause”, “Change of Control”, “Good Reason” and “Termination Date” shall have the meaning set forth in the version of the Company’s Executive Change in Control Program, as in effect on the Termination Date.

6. Distribution after Vesting. Unless otherwise specified in Section 25, any Restricted Stock Units that vest in accordance with the terms of this Agreement and the Plan will be distributed to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to paragraph 8 and the other provisions of this Agreement, but, subject to Applicable Law, in no event later than the 15th day of the third month following the end of (i) the Company’s fiscal year in which the Restricted Stock Units vest or (ii) the calendar year in which the Restricted Stock Units vest, whichever is later. Any Restricted Stock Units that vest in accordance with paragraph 4 will be settled at the time(s) provided in paragraph 4, subject to paragraph 8 and the other provisions of this Agreement.

7. Disability or Death of Participant.

(a) Subject to Section 7(c), if Participant ceases to be an Employee by reason of his or her Disability during the term of this Award, all unvested Time-Based RSUs shall vest in full as of the date of such cessation of employment due to such Disability.

(b) Subject to Section 7(c), in the event of the death of Participant during the term of this Award and while an Employee, all unvested Restricted Stock Units that are Time-Based RSUs shall vest in full as of the date of death. Upon such death, any distribution or delivery to be made to Participant under this Agreement shall be made to Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator or, if no such beneficiary has been designated or survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

(c) Notwithstanding anything in Sections 7(a) or 7(b), if Participant ceases to be an Employee by reason of his or her Disability or death during the term of this Award, unvested Performance-Based RSUs, shall vest at the “target” level set forth in the Notice of Grant on the date of cessation as an Employee or death.

8. Withholding of Taxes. Unless otherwise provided by Applicable Law or specified in Section 25, Participant will recognize taxable income on the date of settlement of any vested Restricted Stock Units (the “Tax Date”). To the extent required by Applicable Law, on the Tax Date or such other date Participant is required to recognize taxable income with respect to the Restricted Stock Units, Participant will be required to pay an amount to the Company to enable the Company to satisfy its obligation to withhold any federal, state, local, social or other withholding taxes arising on the Tax Date or such other date Participant is required to recognize taxable income with respect to the Restricted Stock Units. Unless as otherwise determined by the Company, the Company shall withhold a portion of the Shares on the Tax Date that has an aggregate Fair Market Value equal to Participant’s minimum withholding tax obligations (rounded up to the nearest whole Share). Notwithstanding the foregoing, unless otherwise specified in Section 25, the Company, in its sole discretion, may, to the extent permitted by Applicable Law, require or otherwise allow Participant to pay such withholding taxes by (i) cash from Participant’s account at the broker designated by the Company for such purpose, (ii) the sale of sufficient Shares on the Tax Date or such other date Participant is required to recognize taxable income with respect to the Restricted Stock Units, (iii) deductions from compensation payable to Participant or (iv) any other method permitted by Applicable Law.

9. Rights as Stockholder. Subject to Applicable Law, neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, subject to Applicable Law.

10. No Guarantee of Continued Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR, AS APPLICABLE, ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR SUBSIDIARY EMPLOYING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Address for Notices. Unless otherwise specified in Section 25, any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Autodesk, Inc., c/o Stock Administrator, 111 McInnis Parkway, San Rafael, CA 94903, or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. Except to the limited extent provided in paragraph 7, this Award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately shall become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. The Company shall not be required to issue any certificate or certificates for Shares (in book entry form or otherwise) hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Participant’s sale of Shares may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws.

15. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. Subject to the express exception in Section 4 of this Agreement, in the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

16. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.

17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement, the Plan and the Notice of Grant constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual issuance of Shares pursuant to this Award of Restricted Stock Units.

21. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Marin County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

23. Acknowledgements. In accepting this Restricted Stock Unit Award, Participant acknowledges that:

(a) Any notice period mandated under Applicable Laws shall not be treated as continuous service for the purpose of determining the vesting of the Restricted Stock Unit Award; and Participant’s right to receive Shares in settlement of the Restricted Stock Unit Award after termination of service, if any, will be measured by the date of termination of Participant’s service and will not be extended by any notice period mandated under Applicable Laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of this Restricted Stock Unit Award is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units. All decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company.

(d) Participant’s participation in the Plan shall not create a right to continued service with the Company (or any Subsidiary).

(e) Participant is voluntarily participating in the Plan.

(f) The Restricted Stock Unit Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of Participant’s employment contract, if any.

(g) The Restricted Stock Unit Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(h) The Restricted Stock Unit Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Restricted Stock Unit Award will not be interpreted to form an employment contract with any Subsidiary.

(i) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If Participant obtains Shares upon settlement of the Restricted Stock Unit Award, the value of those Shares may increase or decrease.

(j) This Restricted Stock Unit Award has been granted to Participant in Participant’s status as an Employee of the Company or its Subsidiaries.

(k) Any claims resulting from this Restricted Stock Unit Award shall be enforceable, if at all, against the Company.

(j) There shall be no additional obligations for any Subsidiary employing Participant as a result of this Restricted Stock Unit Award.

24. International Provisions. This Section 24 applies to Participants in countries other than the United States.

Data Privacy Consent

Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement by and among the Company and each Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

(a) Participant understands that the Company (or any Subsidiary) holds certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Subsidiary, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b) Participant understands that Data may be transferred to and processed by any third parties (including, but not limited to administrators of equity plan software systems, human resource data systems and brokerage systems) assisting in the implementation, administration and management of the Plan without further notification, that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections which offer less protection than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data outside of Participant’s country and further transfers thereafter as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon settlement of the Restricted Stock Unit.

Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan but the Data may be stored and used for further reference after Participant’s participation in the Plan has been terminated. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands that giving personal data is voluntary. Participant understands, however, that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact Participant’s local human resources representative.

Currency Exchange Risk.

Participant agrees and acknowledges that Participant shall bear any and all risk associated with the exchange or fluctuation of currency associated with the Award, including without limitation the settlement of the Award or sale of the Shares (the “Currency Exchange Risk”). Participant waives and releases the Company and its Subsidiaries from any potential claims arising out of the Currency Exchange Risk.

Exchange Control Requirements.

Unless otherwise specified in Section 25, Participant agrees and acknowledges that Participant shall comply with any and all exchange control requirements applicable to the Award and the sale of Shares and any resulting funds including, without limitation, reporting or repatriation requirements.

25. Additional Matters. The following provisions apply to Participants in the country noted:

Australia:

A new Section 25 shall be added as follows:

Notwithstanding any other provision of this Agreement, (a) the Restricted Stock Units may not be settled in cash; and (b) the vesting of Restricted Stock Units may be accelerated by the Administrator only upon the death or total permanent disablement of Participant, and to the extent permitted by Applicable Law.

A Participant will cease to be an employee for the purposes of the Plan (incorporating this Agreement) if he or she is no longer an “Employee” as defined in the Plan, or Participant is no longer employed by any of the following: (a) Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; (b) a holding company (within the meaning of the Corporations Act 2001 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; (c) a subsidiary (within the meaning of the Income Tax Assessment Act 1997 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; or (d) a subsidiary (within the meaning of the Income Tax Assessment Act 1997 (Cth) of a holding company (within the meaning of the Corporations Act 2001 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units.

Canada:

Section 6 above shall be deleted in its entirety and replaced with the following language:

6. Distribution after Vesting. Any Restricted Stock Units that vest in accordance with the terms of this Agreement and the Plan will be distributed to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to paragraph 8 and the other provisions of this Agreement. Any Restricted Stock Units that vest in accordance with paragraph 4 will be settled at the time(s) provided in paragraph 4, subject to paragraph 8 and the other provisions of this Agreement.

Sections 8 (iii) and (iv) above shall be deleted and be of no force and effect.

China:

With respect to a Participant who is a Chinese national, a new Section 25 shall be added as follows:

State Administration of Foreign Exchange (“SAFE”) Regulations. The grant and vesting of the Restricted Stock Units and Participant’s ability to receive the proceeds from the sale of the Shares and convert the proceeds into local currency shall be contingent upon the Company or its Subsidiary maintaining approval from the SAFE for the related foreign exchange transaction and the maintenance of a SAFE-approved bank account. The receipt of funds by Participant from the sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company or its Subsidiary. Such Participant may contact his or her local Human Resource office for more details about the SAFE approved bank account.

Mandatory Same-Day-Sale of Shares. Notwithstanding any provisions concerning the conversion of Restricted Stock Units and issuance of Shares set forth in this Agreement and the Plan, Shares will not be delivered to Participant when the Restricted Stock Units vest. Rather, the Shares to be issued to Participant under the vesting provisions set forth in the Notice of Grant will be sold immediately on Participant’s behalf through the same-day-sale method. Under the same-day-sale method, a brokerage firm will administer the sale of the Shares. From the sale proceeds, the Company will withhold an amount equal to the applicable taxes, commissions, and fees. The remaining proceeds from the sale of the Shares will be remitted to Participant. As a result of the same-day-sale, actual Shares will not be delivered to Participant when the Restricted Stock Units vest. By accepting the Restricted Stock Units, Participant hereby irrevocably and without further notice appoints the Company as Participant’s agent and authorizes the Company, any Subsidiary, and the brokerage firm to take any and all actions necessary to implement the same-day-sale of Shares described in this paragraph.

Hong Kong:

A new Section 25 shall be added as follows:

WARNING: The contents of this Agreement and the Plan have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the Award. If Participant is in any doubt about any of the contents of this Agreement or the Plan, Participant should obtain independent professional advice.

The Restricted Stock Units and Shares that may be issued in respect of the Restricted Stock Units have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance.

This Agreement and the information contained herein may not be used other than by Participant and may not be reproduced in any form or transferred to any person in Hong Kong. This Award is not an offer for sale to the public in Hong Kong and it is not the intention of the Company that the Restricted Stock Units or the Shares be offered for sale to the public in Hong Kong.

Participant acknowledges and agrees that any and all Shares allotted or issued pursuant to the terms and conditions of the Plan are issued to Participant for his/her own account and not with a view to all or any of those Shares being offered for sale to the public. Participant may not sell or offer to sell any Shares issued to him or her within six months following the date of the issue of such Shares. By accepting the Shares, Participant acknowledges and agrees that he or she is bound by the provisions of the certificate of incorporation or bylaws of the Company, as amended (including any provisions restricting the sale or transfer of such Shares) and the Plan and that any subsequent sale or transfer of the Shares must be undertaken in accordance with all Applicable Laws and regulations and that no documentation issued by the Company to Participant in respect of the Restricted Stock Units or the Shares may be disseminated or disclosed to any person at any time.

Sweden:

A new Section 25 shall be added as follows:

Participant acknowledges and agrees to consent to the handling registration and publication of personal data according to the Swedish Personal Data Act, if applicable.

Israel:

Section 1 above shall be amended to add the following language at the end thereof:

References to the Plan will be deemed to include the Sub-Plan for Israeli Participants (the “Sub-Plan”). The Restricted Stock Units are granted as a 102 Capital Gains Track Grant, subject to the terms and conditions of Section 102(b)(2) and 102(b)(3) of the Income Tax Ordinance (New Version) – 1961 (the “ITO”), the Plan and the Trust Agreement (“Trust

Agreement”), entered into between the Company and ESOP Management and Trust Services Ltd. (the “Trustee”). References to the issuance of Shares to Participant shall be deemed to include the words “or the Trustee”. References to “Applicable Law” shall be deemed to include Section 102 of the ITO.

Section 102 Compliance. By accepting this Restricted Stock Unit Award, Participant acknowledges and agrees that: (a) the Award is granted under and governed by the Plan, Sections 102(b)(2) and 102(b)(3) of the ITO and the Rules promulgated in connection therewith, and the Trust Agreement; (b) the Shares issued upon vesting of the Restricted Stock Units will be issued to the Trustee to hold on behalf of Participant, pursuant to the terms of Section 102 of the ITO and the Trust Agreement, and (c) Participant is familiar with the terms and provisions of the ITO, particularly the “Capital Gains Track” described in Sections 102(b)(2) and 102(b)(3) thereof, and will not require the Trustee to release or sell the Restricted Stock Units or Shares during the Required Holding Period (defined in the Sub-Plan), unless permitted to do so by Applicable Law.

Section 6 above shall be deleted in its entirety and replaced by the following language:

Trustee. The Shares will be issued in the name of the Trustee as required by Applicable Law to qualify under Section 102 of the ITO, for the benefit of Participant. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Trustee will hold the Shares for the Required Holding Period, as set forth in the Sub-Plan. Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan and the Sub-Plan, or any Shares issued to the Trustee hereunder. Participant hereby confirms that s/he shall execute any and all documents that the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and, in particular, the Rules.

Section 8 above shall be deleted in its entirety and replaced by the following language:

Withholding of Taxes. To the extent required by Applicable Law on any date Participant is required to recognize taxable income with respect to the Restricted Stock Units, Participant will be required to pay, and the Trustee and/or the Company will withhold an amount which will enable the Company and/or the Trustee to satisfy its obligation to withhold any federal, state, local or other withholding taxes arising on such date Participant is required to recognize taxable income with respect to the Restricted Stock Units. The Company, in its sole discretion, may, to the extent permitted by Applicable Law, require or otherwise allow the Trustee or the Company to withhold and/or Participant to pay such withholding taxes by (i) cash from Participant’s account at the broker designated by the Company for such purpose, (ii) the selling of sufficient Shares on the Tax Date or such other date Participant is required to recognize taxable income with respect to the Restricted Stock Units, (iii) deductions from compensation payable to Participant or (iv) any other method permitted by Applicable Law.

Section 11 above shall be deleted in its entirety and replaced by the following language:

Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Autodesk, Inc., c/o Stock Administrator, 111

McInnis Parkway, San Rafael, CA 94903, or at such other address as the Company may hereafter designate in writing, unless otherwise expressly instructed by the Company or the Trustee with respect to a specific type of notice.

United Arab Emirates:

A new Section 25 shall be added as follows:

This Restricted Stock Unit Award has not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Restricted Stock Unit Award is strictly private and confidential and has not been reviewed by, deposited or registered with the UAE Central Bank or any other licensing authority or governmental agencies in the United Arab Emirates. This Restricted Stock Unit Award is being issued from outside the United Arab Emirates to a limited number of Employees of Autodesk Middle East (Representative Office) and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose.